FOR IMMEDIATE RELEASE

Workiva Announces Third Quarter 2015 Financial Results
Total Quarterly Revenue of $36 million, up 30% from Q3 of 2014

Ames, IA - November 5, 2015 - Workiva Inc. (NYSE: WK), creator of the Wdesk cloud-based productivity platform for enterprises, today announced financial results for its third quarter ended September 30, 2015 and increased its full-year 2015 guidance.

“We had a strong third quarter with 30% revenue growth over the same quarter last year,” said Matt Rizai, Chairman and Chief Executive Officer of Workiva. “We continued to add Wdesk customers and seats across our customers’ organizations for Sarbanes-Oxley (SOX) and SEC compliance, risk processes and management reporting.”

“The efficiency of the Wdesk platform allows us to leverage new products into adjacent markets,” said Rizai. “For example, advancements in our data platform for the SOX market are attracting users in the much larger Governance, Risk and Compliance (GRC) market.”

The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation.

Third Quarter 2015 Financial Highlights

•
Revenue: Total revenue for the quarter ended September 30, 2015 was $36.3 million, an increase of 29.9% from $27.9 million in the third quarter of 2014. Subscription and support revenue was $29.8 million, an increase of 25.9% versus results in the third quarter of 2014. Professional services revenue was $6.4 million, an increase of 52.2% compared to the same quarter in the prior year.

•
Gross Profit: GAAP gross profit for the quarter ended September 30, 2015 was $26.5 million compared with $19.4 million in the same quarter of the prior year. GAAP gross margin was 73.0% in the third quarter of 2015 versus 69.4% in the third quarter of 2014. Non-GAAP gross profit for the quarter ended September 30, 2015 was $26.7 million, an increase of 36.7% compared with the prior year's third quarter, and non-GAAP gross margin was 73.5% compared to 69.9% in the third quarter of 2014.

•
Loss from Operations: GAAP loss from operations for the quarter ended September 30, 2015 was $14.3 million compared with a loss of $12.6 million in the prior year's third quarter. Non-GAAP loss from operations for the quarter ended September 30, 2015 was $11.2 million, compared with non-GAAP loss from operations of $11.2 million in the third quarter of 2014.

•
Net Loss: GAAP net loss for the quarter ended September 30, 2015 was $14.6 million compared with a net loss of $13.4 million for the prior year's third quarter. GAAP net loss per basic and diluted share for the quarter ended September 30, 2015 was $0.37, based on 40.0 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.42, based on 31.9 million weighted-average shares outstanding in the third quarter of 2014.

•
Non-GAAP net loss for the quarter ended September 30, 2015 was $11.5 million compared with a net loss of $12.0 million in the prior year's third quarter. Non-GAAP net loss per basic and diluted share for the quarter ended September 30, 2015 was $0.29, based on 40.0 million weighted-average shares outstanding, compared with a net loss per basic and diluted share of $0.38, based on 31.9 million weighted-average shares outstanding in the third quarter of 2014.

•
Balance Sheet: As of September 30, 2015, Workiva had cash, cash equivalents and marketable securities totaling $81.8 million, compared with $86.4 million as of June 30, 2015. Debt, including capital lease and financing obligations, totaled $23.6 million as of September 30, 2015.

•
Cash Flow: Net cash used in operating activities was $4.7 million for the three months ended September 30, 2015, compared to net cash used in operating activities of $4.6 million for the three months ended September 30, 2014.

Operating Metrics

•	Customers: Workiva had 2,468 customers as of September 30, 2015, a net increase of 292 customers from September 30, 2014.

•
Revenue Retention Rate: As of September 30, 2015, Workiva's revenue retention rate (excluding add-on revenue) was 96.4%, and the revenue retention rate including add-on revenue was 107.7%. Add-on revenue includes the change in both seats purchased and seat pricing for existing customers.

Financial Outlook
As of November 5, 2015, Workiva is providing guidance for its fourth quarter 2015 and raising guidance for the full year 2015, as follows:

Fourth Quarter 2015 Guidance:

•	Total revenue is expected to be in the range of $37.6 million to $38.1 million.

•	Non-GAAP loss from operations is expected to be in the range of $10.8 million to $11.3 million.

•	GAAP loss from operations is expected to be in the range of $14.0 million to $14.5 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.24 to $0.25.

•	GAAP net loss per basic and diluted share is expected to be in the range of $0.32 to $0.33.

•	Net loss per basic and diluted share is based on 40 million weighted-average shares outstanding.

Full Year 2015 Guidance:

•	Total revenue is expected to be in the range of $143.0 million to $143.5 million, compared with the prior outlook for revenue of $141.5 million to $143.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $34.8 million to $35.3 million, compared with the prior outlook for non-GAAP loss from operations of $36.0 million to $38.0 million.

•	GAAP loss from operations is expected to be in the range of $45.9 million to $46.4 million, compared with the prior outlook for GAAP loss from operations of $47.0 million to $49.0 million.

•	Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.87 to $0.88, compared with the prior outlook for non-GAAP net loss per basic and diluted share of $0.90 to $0.95.

•	GAAP net loss per basic and diluted share is expected to be in the range of $1.15 to $1.16, compared with the prior outlook for GAAP net loss per basic and diluted share of $1.17 to $1.22.

•	Net loss per basic and diluted share continues to be based on 40 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter of 2015, in addition to discussing the Company’s outlook for the fourth quarter and full year 2015. To access this call, dial 877-201-0168 (domestic) or 647-788-4901 (international). The conference ID is 50167406. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 12, 2015 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 50167406. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.

About Workiva
Workiva created Wdesk, a cloud-based productivity platform for enterprises to collect, link, report and analyze business data with control and accountability. Thousands of organizations, including over 65% of the Fortune 500, use Wdesk for risk, compliance or management reporting. Wdesk proprietary word processing, spreadsheet and presentation applications are integrated and built upon a data management engine, offering synchronized data, controlled collaboration, granular permissions and a full audit trail. Wdesk helps mitigate enterprise risk, improve productivity and give users confidence to make decisions with real-time data. Workiva employs more than 1,000 people with offices in 15 cities. The Company is headquartered in Ames, Iowa. For more information, visit workiva.com.

Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Revenue
Subscription and support	$29,832	$23,690	$84,186	$66,306
Professional services	6,436	4,229	21,204	16,259
Total revenue	36,268	27,919	105,390	82,565
Cost of revenue
Subscription and support (1)	5,319	5,387	16,768	15,085
Professional services (1)	4,457	3,152	12,423	8,832
Total cost of revenue	9,776	8,539	29,191	23,917
Gross profit	26,492	19,380	76,199	58,648
Operating expenses
Research and development (1)	12,766	11,175	36,970	32,234
Sales and marketing (1)	20,903	16,248	50,937	39,435
General and administrative (1)	7,153	4,572	20,178	13,986
Total operating expenses	40,822	31,995	108,085	85,655
Loss from operations	(14,330)	(12,615)	(31,886)	(27,007)
Interest expense	(494)	(700)	(1,517)	(1,281)
Other income and (expense), net	163	(67)	288	(209)
Loss before income tax benefit	(14,661)	(13,382)	(33,115)	(28,497)
Income tax benefit	(31)	—	(9)	—
Net loss	$(14,630)	$(13,382)	$(33,106)	$(28,497)
Net loss per common share:
Basic and diluted	$(0.37)	$(0.42)	$(0.83)	$(0.90)
Weighted average common shares outstanding - basic and diluted	39,980,308	31,889,795	39,735,393	31,836,479

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cost of revenue
Subscription and support	$92	$88	$275	$403
Professional services	90	47	251	264
Operating expenses
Research and development	586	341	1,289	1,443
Sales and marketing	461	288	1,243	889
General and administrative	1,853	649	4,818	2,540

WORKIVA INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$69,094	$101,131
Marketable securities	12,659	—
Accounts receivable, net	12,133	11,120
Deferred commissions	953	852
Other receivables	951	295
Prepaid expenses and other current assets	3,282	3,143
Total current assets	99,072	116,541
Restricted cash	—	401
Property and equipment, net	45,754	46,265
Intangible assets, net	868	549
Other assets	626	795
Total assets	$146,320	$164,551
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,730	$3,011
Accrued expenses and other current liabilities	17,228	16,765
Deferred revenue	51,047	42,605
Deferred government grant obligation	2,637	2,324
Current portion of capital lease and financing obligations	1,985	1,941
Current portion of long-term debt	18	84
Total current liabilities	77,645	66,730
Deferred revenue	8,584	13,671
Deferred government grant obligation	3,151	3,424
Other long-term liabilities	3,208	2,069
Capital lease and financing obligations	21,505	22,747
Long-term debt	73	91
Total liabilities	114,166	108,732
Stockholders’ equity
Common stock	41	39
Additional paid-in-capital	198,499	189,168
Accumulated deficit	(166,641)	(133,535)
Accumulated other comprehensive income	255	147
Total stockholders’ equity	32,154	55,819
Total liabilities and stockholders’ equity	$146,320	$164,551

WORKIVA INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Cash flows from operating activities
Net loss	$(14,630)	$(13,382)	$(33,106)	$(28,497)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation and amortization	1,058	1,132	3,354	2,752
Stock-based compensation expense	3,082	1,413	7,876	5,539
Provision for doubtful accounts	222	104	348	128
Accretion of discount on convertible notes	—	133	—	133
Paid-in-kind interest on convertible note	—	58	—	58
Change in fair value of derivative liability	—	48	—	48
Realized (gain) loss on sale of available-for-sale securities	(7)	—	(7)	136
Amortization (accretion) of premiums and discounts on marketable securities, net	32	—	32	—
Recognition of deferred government grant obligation	(236)	(39)	(508)	(51)
Changes in assets and liabilities:
Accounts receivable	47	(1,794)	(1,448)	2,584
Deferred commissions	(217)	(201)	(104)	(411)
Other receivables	(44)	108	(656)	240
Prepaid expenses and other	(218)	231	(139)	(942)
Other assets	72	(201)	166	(165)
Accounts payable	857	1,727	2,276	371
Deferred revenue	1,686	3,211	3,528	15,517
Accrued expenses and other liabilities	3,578	2,826	1,732	3,608
Change in restricted cash	—	—	101	54
Net cash (used in) provided by operating activities	(4,718)	(4,626)	(16,555)	1,102
Cash flows from investing activities
Purchase of property and equipment	(629)	(2,768)	(1,659)	(8,044)
Purchase of marketable securities	(15,692)	—	(15,692)	—
Sale of marketable securities	3,012	—	3,012	4,864
Purchase of intangible assets	(66)	(121)	(344)	(237)
Net cash used in investing activities	(13,375)	(2,889)	(14,683)	(3,417)
Cash flows from financing activities
Payment of equity issuance costs	—	(57)	(1,346)	(57)
Proceeds from issuance of convertible notes	—	5,000	—	5,000
Proceeds from option exercises	1,062	158	1,495	363
Changes in restricted cash	—	—	300	(300)
Repayment of other long-term debt	(17)	(96)	(84)	(198)
Principal payments on capital lease and financing obligations	(522)	(316)	(1,683)	(781)
Distributions to members	—	(17)	(35)	(51)
Proceeds from borrowings on line of credit	—	3,000	—	3,020
Proceeds from government for training reimbursement	—	56	—	194
Payments of issuance costs on line of credit	—	(99)	—	(99)
Repayment of line of credit	—	—	—	(2,038)
Government grant awards	235	—	548	2,000
Net cash provided by (used in) financing activities	758	7,629	(805)	7,053
Effect of foreign exchange rates on cash	(3)	26	6	22
Net (decrease) increase in cash and cash equivalents	(17,338)	140	(32,037)	4,760
Cash and cash equivalents at beginning of period	86,432	20,135	101,131	15,515
Cash and cash equivalents at end of period	$69,094	$20,275	$69,094	$20,275

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
Gross profit, subscription and support	$24,513	$18,303	$67,418	$51,221
Add back: Stock-based compensation	92	88	275	403
Gross profit, subscription and support, non-GAAP	$24,605	$18,391	$67,693	$51,624
As a percentage of subscription and support revenue	82.5%	77.6%	80.4%	77.9%

Gross profit, professional services	$1,979	$1,077	$8,781	$7,427
Add back: Stock-based compensation	90	47	251	264
Gross profit, professional services, non-GAAP	$2,069	$1,124	$9,032	$7,691
As a percentage of professional services revenue	32.1%	26.6%	42.6%	47.3%

Gross profit, as reported	$26,492	$19,380	$76,199	$58,648
Add back: Stock-based compensation	182	135	526	667
Gross profit, non-GAAP	$26,674	$19,515	$76,725	$59,315
As percentage of revenue, non-GAAP	73.5%	69.9%	72.8%	71.8%

Research and development, as reported	$12,766	$11,175	$36,970	$32,234
Less: Stock-based compensation	586	341	1,289	1,443
Research and development, non-GAAP	$12,180	$10,834	$35,681	$30,791
As percentage of revenue, non-GAAP	33.6%	38.8%	33.9%	37.3%

Sales and marketing, as reported	$20,903	$16,248	$50,937	$39,435
Less: Stock-based compensation	461	288	1,243	889
Sales and marketing, non-GAAP	$20,442	$15,960	$49,694	$38,546
As percentage of revenue, non-GAAP	56.4%	57.2%	47.2%	46.7%

General and administrative, as reported	$7,153	$4,572	$20,178	$13,986
Less: Stock-based compensation	1,853	649	4,818	2,540
General and administrative, non-GAAP	$5,300	$3,923	$15,360	$11,446
As percentage of revenue, non-GAAP	14.6%	14.1%	14.6%	13.9%

Loss from operations	$(14,330)	$(12,615)	$(31,886)	$(27,007)
Add back: Stock-based compensation	3,082	1,413	7,876	5,539
Operating loss, non-GAAP	$(11,248)	$(11,202)	$(24,010)	$(21,468)
As percentage of revenue, non-GAAP	(31.0)%	(40.1)%	(22.8)%	(26.0)%

Net loss	$(14,630)	$(13,382)	$(33,106)	$(28,497)
Add back: Stock-based compensation	3,082	1,413	7,876	5,539
Net loss, non-GAAP	$(11,548)	$(11,969)	$(25,230)	$(22,958)
As percentage of revenue, non-GAAP	(31.8)%	(42.9)%	(23.9)%	(27.8)%

Net loss per share, non-GAAP:
Basic and diluted, non-GAAP	$(0.29)	$(0.38)	$(0.63)	$(0.72)
Weighted average common shares outstanding - basic and diluted	39,980,308	31,889,795	39,735,393	31,836,479

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)

	Three months ending December 31, 2015			Year ending December 31, 2015

Loss from operations, GAAP range	$(14,000)	-	$(14,500)	$(45,900)	-	$(46,400)
Add back: Stock-based compensation	3,200		3,200	11,100		11,100
Loss from operations, non-GAAP range	$(10,800)	-	$(11,300)	$(34,800)	-	$(35,300)

Net loss per share, GAAP range	$(0.32)	-	$(0.33)	$(1.15)	-	$(1.16)
Add back: Stock-based compensation	0.08		0.08	0.28		0.28
Net loss per share, non-GAAP range	$(0.24)	-	$(0.25)	$(0.87)	-	$(0.88)

Weighted average common shares outstanding - basic and diluted	40,000,000		40,000,000	40,000,000		40,000,000